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                                                                   Exhibit 10.19

                              EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of September 11, 2006, between AMICUS THERAPEUTICS, INC., a Delaware corporation having an office at 6 Cedar Brook Drive, Cranbury, New Jersey 08512 (the "Company"), and DONALD J. HAYDEN, an individual residing at 9 Larkspur Lane, Newtown, Pennsylvania 18940 ("Employee").

                                    PREAMBLE

               WHEREAS, the Employee has served as Chairman of the Board of Directors of the Company since February 28, 2006 and to date has provided no services to the Company other than service as Chairman;

               WHEREAS, the Company's President and Chief Executive Officer has been called to active duty military service for a period anticipated to end February 23, 2007;

               WHEREAS, the Company desires to engage Employee to serve in the capacities of Interim President and Chief Executive Officer in addition to his service as Chairman of the Board of Directors and Employee desires to perform the duties of such offices, all pursuant to the terms and conditions hereinafter set forth;

               NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency and receipt whereof is hereby acknowledged, the parties agree as follows:

     SECTION 1.     Employment.

               1.1 Duties. Subject to the terms and conditions of this Agreement, Employee is hereby employed by the Company to serve as its Interim President and Chief Executive Officer. Employee accepts such employment, and agrees to discharge all of the duties normally associated with the positions of Interim President and Chief Executive Officer, to faithfully and to the best of his abilities perform such other services consistent with his position as a senior executive officer as may from time to time be assigned to him by the Board of Directors of the Company and to devote all of his skill and attention to such services. Notwithstanding the foregoing, however, Employee may serve on the boards of directors of other companies, and in civic, cultural, philanthropic and professional organizations so long as such service does not detract from the performance of Employee's duties hereunder, such determination to be made by the Board of Directors in its sole discretion. At all times during which Employee remains Interim President and Chief Executive Officer of the Company, Employee shall serve, at the request of the Company's Board of Directors, as an officer or director of any Company affiliate without additional remuneration therefor. Employee also serves as Chairman of the Board of Directors of the Company, but such service is not governed by the terms of this Agreement.

               1.2 Time Commitment. Employee shall be present for duties at the Company's principal offices no less than two (2) days per week (inclusive of days in which Employee travels on reasonable and necessary Company business).

     SECTION 2.     Compensation and Benefits.

               2.1 Base Salary. During the Employment Term (as hereinafter defined), the Company shall pay Employee a salary at the annual rate of $200,000 or such greater amount as the Company's Board of Directors may from time to time establish pursuant to the terms hereof (the "Base
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Salary''). Such Base Salary may be increased, but not decreased, by the Board of Directors of the Company in its sole discretion. The Base Salary shall be payable in accordance with the Company's customary payroll practices for its senior management personnel.

     2.2 Bonus. Upon successful completion of the Employment Term, Employee shall be eligible to receive a bonus (the "Bonus") in such amount as determined by the Board of Directors in its sole discretion.

     2.3 Benefits

          (a) Benefit Plans. During the Employment Term, Employee may participate, on the same basis and subject to the same qualifications as other senior management personnel of the Company, in any benefit plans (including health and medical insurance of Employee, Employee's spouse and Employee's dependents) and policies in effect with respect to senior management personnel of the Company, including any stock option plan. Without limiting the foregoing, at such time as the Company has increased the number of shares authorized for grant under the Company's 2002 Equity Incentive Plan, Employee shall be granted incentive stock options (the "Options") to purchase 100,000 shares of common stock at a purchase price of $1.09 per share. Subject to the terms of Section 4 hereof, the Options shall vest in full at the end of the Employment Term.

          (b) Reimbursement of Expenses. During the Employment Term, the Company shall pay or promptly reimburse Employee, upon submission of proper invoices in accordance with the Company's normal procedures, for all reasonable out-of-pocket business, entertainment and travel expenses incurred by Employee in the performance of his duties hereunder.

          (c) Vacation. During the Employment Term, Employee shall be entitled to up to two (2) calendar weeks of vacation (inclusive of business days in which Employee is not at the Company's principal offices or is not performing Company duties) every six (6) months during the Employment Term in accordance with the policies of the Company applicable to senior management personnel from time to time. Vacation week(s), to the extent not used in the first six (6) months, may be carried over to the second six (6) months. Unused vacation may not extend to the Employment Term or result in additional compensation upon termination of this Agreement.

          (d) Withholding. The Company shall be entitled to withhold from amounts payable or benefits accorded to Employee under this Agreement all federal, state and local income, employment and other taxes, as and in such amounts as may be required by applicable law.

     SECTION 3. Employment Term. The term of this Agreement (the "Employment Term") shall commence on the date of this Agreement and shall terminate on the earlier to occur of: (a) the close of business on the day John F. Crowley's active duty military service terminates; or (b) September 11, 2007. Employee's employment hereunder shall be coterminous with the Employment Term, unless sooner terminated as provided in Section 4.

     SECTION 4. Termination; Severance Benefits.

     4.1 Generally. Either the Board of Directors of the Company or Employee may terminate Employee's employment hereunder, for any reason, at any time prior to the expiration of the Employment Term, upon thirty (30) days prior written notice to the other party. Termination of Employee's employment hereunder for any reason shall have no effect on Employee's status as Chairman of the Board of Directors of the Company. Such termination shall, however, result in an automatic

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termination of Employee's service in any other position or office he may at the time hold with the Company or any of its affiliates.

     4.2 Termination by Employee. If, prior to the expiration of the Employment Term, Employee voluntarily resigns from his employment, Employee shall (i) receive no further Base Salary or Bonus hereunder, other than accrued and unpaid Base Salary through and including the effective date of termination of his employment with the Company (the "Accrued Compensation") and (ii) cease to be covered under or be permitted to participate in or receive any of the benefits described in Section 2.3 hereof (provided, however, that Employee shall be entitled to receive any benefits under Section 2.3 hereof to the extent such benefits have accrued through and including the effective date of termination of his employment with the Company).

     4.3 Termination by the Company.

          (a) Without Cause. If, prior to the expiration of the Employment
Term, the Company terminates Employee's employment hereunder without Cause, then Employee shall be entitled to receive the Severance Payment commencing upon the effective date of the termination of Employee's employment with the Company, shall be entitled to receive (on such effective date of termination) benefits under Section 2.3(b) hereof to the extent such benefits have accrued through and including such effective date of termination and shall continue to be covered under or be permitted to participate in or receive the benefits described in Section 2.3(a) hereof for the period of time during which the Severance Payment is payable to Employee. In addition, the Options shall vest in full on the date of Employee's effective date of termination and Employee shall continue to be covered under or be permitted to participate in or receive applicable Benefits for the period of time during which the Severance Payment is payable to Employee. "Cause", as used in this Agreement, means for any of the following reasons: (i) willful or deliberate misconduct by Employee that materially damages the Company; (ii) misappropriation of Company assets; (iii) Employee's conviction of or a plea of guilty or "no contest" to, a felony; or
(iv) any willful disobedience of the lawful and unambiguous instructions of the Board of Directors of the Company; provided that the Board of Directors has given Employee thirty (30) days written notice of such disobedience or neglect and Employee has failed to cure such cause.

          (b) For Cause. If, prior to the expiration of the Employment Term, the Company terminates Employee's employment hereunder for Cause, Employee shall (i) receive no further Base Salary or Bonus hereunder, other than Accrued Compensation which shall be payable on the effective dated of the termination of Employee's employment with the Company and (ii) cease to be covered under or be permitted to participate in or receive any of the benefits described in
Section 2.3 hereof; provided, however, that (A) Employee shall be entitled to receive (on such effective date of termination) any benefits under Section 2.3 hereof to the extent such benefits have accrued through and including such effective date of termination, and (B) if Employee is terminated for Cause hereunder solely as a result of being convicted of a felony, which conviction is ultimately reversed on appeal or pardoned, Employee shall be deemed to have been terminated without Cause as of the date of such termination for Cause.

     4.4 Termination upon Death or Disability. Employee's employment hereunder shall terminate upon death of Employee. The Company may terminate Employee's employment hereunder in the event Employee is disabled and such disability continues for more than 180 days. "Disability" shall be defined as the inability to render the services required of him, with or without a reasonable accommodation, under this Agreement as a result of physical or mental incapacity. In the event of death or termination by the Company due to disability of the Employee, the Company shall continue to pay to Employee or Employee's estate, as the case may be, the compensation required under Section 2, for a period of two (2) months.

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        4.5 Release Required. In order to receive the Severance Payment, and other benefits under Section 4 hereof, including the acceleration of vesting of the Options, Employee must execute and deliver to the Company a release, the form and substance of which are acceptable to the Company.

    SECTION 5. General.

        5.1 Confidentiality and Non-Competition Agreement. Contemporaneously herewith, Employee and the Company are entering into that certain
Confidentiality and Non-Competition Agreement (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference and made a part hereof.

        5.2 No Conflict. Employee represents and warrants that he has not entered, nor will he enter, into any other agreements that restrict his ability to fulfill his obligations under this Agreement and the Confidentiality Agreement.

        5.3 Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the State of New Jersey, without regard to the conflicts of law rules thereof.

        5.4 Binding Effect. This Agreement shall extend to and be binding upon Employee, his legal representatives, heirs and distributees and upon the Company, its successors and assigns regardless of any change in the business structure of the Company.

        5.5 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party without the prior written consent of the other party.

        5.6 Entire Agreement. Except for any stock option or stock award agreements between the parties and the Confidentiality Agreement, this Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or change of any provision of this Agreement shall be valid unless in writing and signed by both parties.

        5.7 Waiver. The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or any other duty, term or condition of this Agreement.

        5.8 Severability. If any provision of this Agreement shall be unenforceable in any jurisdiction in accordance with its terms, the provision shall be enforceable to the fullest extent permitted in that jurisdiction and shall continue to be enforceable in accordance with its terms in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        5.9 Conflicting Agreements. In the event of a conflict between this Agreement and any other agreement between Employee and the Company, the terms and provisions of this Agreement shall control.

        5.10 Resolution of Disputes. Any claim or controversy arising out of, or relating to, this Agreement, other than with respect to the Confidentiality Agreement, between Employee and the Company (or any officer, director, employee or agent of the Company), or the breach thereof, shall be settled by arbitration administrated by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Such arbitration shall be held in New Jersey (or in such other location as the Company may at the time be headquartered). The arbitration shall be conducted before a three-member panel. Within fifteen (15) days after the commencement of arbitration, each party shall



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select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment.

        If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association and shall be a member of the bar of the State of New Jersey actively engaged in the practice of employment law for at least ten years. The arbitration panel shall apply the substantive laws of the State of New Jersey in connection with the arbitration and the New Jersey Rules of Evidence shall apply to all aspects of the arbitration. The award shall be made within thirty days of the closing of the hearing. Judgment upon the award rendered by the arbitrators(s) may be entered by any Court having jurisdiction thereof.

        5.11 Notices. All notices pursuant to this Agreement shall be in writing and shall be sent by prepaid certified mail, return receipt requested or by recognized air courier service addressed as follows:

                           (i)  If to the Company to:

                                Amicus Therapeutics, Inc.
                                6 Cedar Brook Drive
                                Cranbury, New Jersey 08512

                           (ii) If to Employee to:

                                Donald J. Hayden
                                9 Larkspur Lane
                                Newtown, Pennsylvania 18940

or to such other addresses as may hereinafter be specified by notice in writing by either of the parties, and shall be deemed given three (3) business days after the date so mailed or sent.

        5.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"EMPLOYEE":                                            /s/ DONALD J. HAYDEN
                                                       -------------------------
                                                       DONALD J. HAYDEN


"COMPANY":                                             AMICUS THERAPEUTICS, INC.

                                                       By: /s/ Matthew Patterson
                                                       -------------------------
                                                       Name: Matthew Patterson
                                                       -------------------------
                                                       Title: COO
                                                       -------------------------



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